1st Mariner Bancorp Reports Second Quarter 2013 Results

Baltimore, MD (August 14, 2013) – 1st Mariner Bancorp (OTCBB: FMAR), parent company of 1st Mariner Bank, reported a net loss of $1.48 million for the second quarter of 2013, compared to net income of $5.67 million for the second quarter of 2012. For the six months ended June 30, 2013, the company reported a net loss of $3.75 million compared to net income of $7.49 million for the six months ended June 30, 2012.

Mark A. Keidel, 1st Mariner’s Interim Chief Executive Officer, said, “Our results this quarter were dampened by rising long term interest rates, which slowed refinancings and overall revenue from our mortgage banking operations as compared to the second quarter of 2012.  Additionally, we experienced higher operating expenses for professional services and expenses associated with efforts to raise capital.”

Mr. Keidel continued, “We continued to see improvement in our asset quality during the recent quarter and our level of non-performing assets have declined 35% in the first half of 2013. As a result, our ratio of non-performing assets to total assets improved to 3.0% as of June 30, 2013, down from 4.1% as of December 31, 2012 and 4.6% as of June 30, 2012.”

Mr. Keidel concluded, “As we move into the second half of 2013, we will continue our focus on improving our core banking profitability and meeting the capital levels required in our regulatory orders.”

Net interest income for the second quarter of 2013 was $6.4 million compared to $7.3 million in the second quarter of 2012. The decrease was due to the lower average loan balances in 2013. Gross loan balances averaged $589.5 million for the second quarter of 2013 compared to $668.9 million for the second quarter of 2012. Although these balances decreased quarter over quarter, the average yield earned on these loans increased. The average yield on loans was 5.55% for the quarter ended June 30, 2013 compared to 5.27% for the same quarter in 2012. Additionally, average loans held for sale decreased to $186.0 million for the second quarter of 2013 compared to $205.1 million for the second quarter of 2012. Offsetting the decrease in loans and loans held for sale was an increase in available for sale investment securities. Average available for sale investment securities were $63.1 million for the second quarter of 2013 compared to $31.1 million. Also affecting net interest income was an increase in average interest bearing deposit liabilities. Total interest bearing deposits averaged $1.1 billion for the second quarter of 2013 compared to $905.9 million for the second quarter of 2012. Although the average interest bearing deposit balances increased, the average rate paid on those deposits decreased quarter over quarter. For the quarter ended June 30, 2013 the average rate paid was 1.05% and for the same quarter in 2012, the rate was 1.27%.

For the six months ended June 30, 2013, net interest income was $13.5 million compared to $14.9 million for the six months ended June 30, 2012. The decrease was attributable to lower average loan balances in 2013 versus 2012. For the six months ended June 30, 2013, average portfolio loan balances were $598.3 million and the average yield was 5.27%. For the same period in 2012, the average balances were $683.1 million and the average yield was 5.37%. The decrease was due to a combination of loan payoffs and lower commercial loan production. While there was a decrease in average portfolio loan balances in the six months ended June 30, 2013 there was in increase in average loans held for sale when compared to the six months ended June 30, 2012. This was the result of the high volume of mortgage loan originations in the latter half of 2012 and early 2013. The average balance of loans held for sale was $279.4 million and $191.4 million for the six months ended June 30, 2013 and 2012, respectively.

Total interest expense for the six months ended June 30, 2013 was $7.5 million, a 5% decrease from the $7.9 million recorded in the same period of 2012. Interest bearing deposit balances averaged $1.1 billion for the six months ended June 30, 2013 compared to $907.9 million for the six months ended June 30, 2012. The increase was due to the need for additional liquidity to fund the high volume of mortgage loan originations in late 2012 and early 2013. Although average deposit balances increased, the average rate paid on those deposits decreased. The average rate paid on interest bearing deposits was 1.07% for the six months ended June 30, 2013 while the average rate paid for the six months ended June 30, 2012 was 1.32%.  Interest expense on borrowings averaged 3.05% during the six months ended June 30, 2013 versus 2.21% during quarter ended June 30, 2012. This increase in 2013 was due to the early payoff of $25.0 million in Federal Home Loan Bank borrowings during the six months ended June 30, 2013 which resulted in a prepayment penalty of $152 thousand. Average borrowings were $118.4 million and $174.1 million for the six months ended June 30, 2013 and 2012, respectively.

There was no provision for loan losses for the quarter ended June 30, 2013 and for the same quarter in 2012 there was a negative provision (or recovery) of $428 thousand. Net charge-offs were $1.3 million for the quarter ended June 30, 2013 compared to a net recovery of $429 thousand for the quarter ended June 30, 2012. For the six months ended June 30, 2013, the provision for loan losses was $1.3 million compared to $572 thousand for the six months ended June 30, 2012. Net charge offs were $2.9 million and $851 thousand for the six months ended June 30, 2013 and 2012, respectively. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $1.0 million and $3.7 million for the quarter and six months ended June 30, 2013, respectively. By comparison, these costs were $940 thousand and $2.2 million for the quarter and six months ended June 30, 2102, respectively.  Combined credit related costs (provision for loan losses and costs related to foreclosed properties) amounted to $1.0 million and $5.0 million for the quarter and six months ended June 30, 2013, respectively. In the prior year, the combined credit related costs were $512 thousand and $2.8 million for the quarter and six months ended June 30, 2012, respectively. The increase in credit related costs was due to the aggressive disposal of non-performing assets in 2013. Total non-performing assets were $36.9 million as of June 30, 2013, which is a decrease of 34% from the $55.7 million reported as of June 30, 2012. The percentage of non-performing assets to total assets decreased to 3.0% as of June 30, 2013, down from 4.6% as of June 30, 2012.

Non-interest income was $10.3 million and $21.9 million for the quarter and six months ended June 30, 2013. In 2012, non-interest income was $12.8 million and $23.2 million for the quarter and six months ended June 30, 2012. Mortgage banking revenue decreased during the quarter ended June 30, 2013 due to increases in long term interest rates which resulted in tightening profit margins on loans sold. Gross mortgage banking revenue was $5.4 million and $15.2 million for the quarter and six months ended June 30, 2013, respectively. By comparison, gross mortgage banking revenue was $11.1 million and $20.0 million for the quarter and six months ended June 30, 2012, respectively. Offsetting this decrease was a gain on the sale of the remaining interest in the former Mariner Finance subsidiary of $2.9 million which was recorded during the quarter ended June 30, 2013.

Non-interest expenses were $18.2 million and $37.9 million for the quarter and six months ended June 30, 2013, respectively. By comparison, non-interest expenses were $14.9 million and $30.3 million for the quarter and six months ended June 30, 2012, respectively. The increase in expenses was primarily due to the following: aggressive sale and disposal of foreclosed assets; increased marketing and postage expenses related large direct mailing campaigns for the residential mortgage origination activities; professional fees related to regulatory compliance and efforts related to increasing capital levels; increases in salaries and benefits due to added mortgage staffing; higher corporate insurance premiums; and higher deposit insurance premiums paid to the FDIC. Costs related to foreclosed properties, including losses due to aggressive sales and disposals, amounted to $1.0 million and $3.7 million for the quarter and six months ended June 30, 2013, respectively. For 2012, costs related to foreclosed properties were $940 thousand and $2.2 million for the quarter and six months ended June 30, 2012, respectively. Direct mailings that solicit refinancing and new purchase mortgages caused the increase in marketing and postage expenses. Marketing and postage expenses were $591 thousand and $943 thousand, respectively, in the quarter ended June 30, 2013 and $1.0 million and $2.0 million, respectively, for the six months ended June 30, 2013. By comparison, the marketing and postage expenses were $790 thousand and $422 thousand, respectively, in the quarter ended June 30, 2012 and $978 thousand and $681 thousand, respectively, for the six months ended June 30, 2012. Professional fees were $1.9 million and $2.7 million for quarter and six months ended June 30, 2013, respectively. In contrast, these fees were $739 thousand and $1.1 million for the quarter and six months ended June 30, 2012. The increase was due to regulatory compliance and capital raising efforts. Salaries and benefits were $6.4 million and $13.3 million for the quarter and six months ended June 30, 2013, respectively, versus $5.6 million and $11.3 million for the quarter and six months ended June 30, 2012, respectively. The increase was due to staffing added during 2012 to meet the increasing mortgage origination volume. Steps are now being taken to adjust the mortgage division staffing in light of the current slowing trend. Amounts paid for FDIC deposit insurance premiums remained high with $1.1 million and $2.3 million incurred in the quarter and six months ended June 30, 2013, respectively. For 2012, these premiums were $1.1 million and $2.1 million for the quarter and six months ended June 30, 2012, respectively. Additionally, corporate insurance expense increased as the renewal rates increased beginning in the third quarter of 2012. For the three and six months ended June 30, 2013, corporate insurance expenses were $786 thousand and $1.6 million, respectively. For 2012, these expenses were $402 thousand and $876 thousand for the three and six months ended June 30, 2012, respectively.

Comparing balance sheet data as of June 30, 2013 and 2012, total assets remained the same at $1.2 billion.

-
Average earning assets were $875.1 million for quarter ended June 30, 2013, which was an 8% decrease over the second quarter 2012 balance of $946.8 million. The decrease was due to lower average loans and loans held for sale.

-
Total cash and due from banks was $244.5 million as of June 30, 2012, compared to $122.2 million as of June 30, 2012. The increase was due to the added liquidity needed to fund the mortgage banking operations.

-	Available for sale investment securities increased to $82.0 million as of June 30, 2013 from $40.5 million as of June 30, 2012. Excess liquidity was deployed into earning assets.

-
Total loans outstanding were $582.1 million as of June 30, 2013, down 12% from the $660.8 million reported in the prior year. This was due to loan maturities, loan sales, and reduced portfolio loan production.

-
Total loans held for sale were $177.5 million as of June 30, 2013, a decrease of 28% over the $247.1million held for sale as of June 30, 2012. The decrease was due to a spike in interest rates during the quarter which slowed application volume.

-
The allowance for loan losses as of June 30, 2013 was $9.9 million, a decrease of 27% over the prior year’s $13.5 million. The decrease was due to lower loan balances as of June 30, 2013, lower charge off history, and decreasing levels of non-performing loans. The allowance for loan losses as a percentage of total loans was 1.70% as of June 30, 2013, compared to 2.05% as of June 30, 2012. The allowance for loan losses as a percentage of non-performing assets improved to 26.7% as of June 30, 2013, up from 24.3% as of June 30, 2012.

-
Total deposits increased 7.6% from $1.05 billion as of June 30, 2012 to $1.13 billion as of June 30, 2013. Money market and NOW accounts increased $18.6 million, from $150.2 million as of June 30, 2012 to $168.8 million as of June 30, 2013. Savings accounts increased $5.1 million from $59.5 million as of June 30, 2012 to $64.6 million as of June 30, 2013. Certificates of deposit were $791.2 million as of June 30, 2013, representing an increase of $53.7 million, or 7.3%, from the $737.5 million as of June 30, 2012. Demand deposits decreased 2.0% from $99.6 million as of June 30, 2012 to $101.5 million as of June 30, 2013.

-	As of June 30, 2013, 1st Mariner Bank’s capital ratios were as follows: Total Risk Based Capital 7.8%; Tier 1 Risk Based Capital 6.6%; and Leverage 3.8%.

1st Mariner Bancorp is a bank holding company with total assets of $1.2 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, operates 19 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland, the Eastern Shore of Maryland, and portions of Northern Virginia. 1st Mariner also operates direct marketing mortgage operations in Baltimore.  1st Mariner Bancorp’s common stock is quoted on the OTC Bulletin Board under the symbol “FMAR”. 1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, and the possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth).Greater detail regarding these  factors is provided in the forward looking statements and  Risk Factors  sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

Contact:

Bill Atkinson
Weber Shandwick
410-558-2136

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended June 30,
	2013	2012	$ Change	% Change
Summary of Earnings:
Net interest income	$6,392	$7,347	(955)	-13%
Provision for loan losses	--	(428)	428	-100%
Noninterest income	10,305	12,834	(2,529)	-20%
Noninterest expense	18,180	14,937	3,243	22%
Net income/(loss) before income taxes	(1,483)	5,672	(7,155)	126%
Income tax expense/(benefit)	1	--	1	-100%
Net income/(loss)	(1,484)	5,672	(7,156)	126%

Profitability and Productivity:
Net interest margin	2.89%	3.07%	--	-6%
Net overhead ratio	2.49%	0.72%	--	247%
Efficiency ratio	108.88%	74.02%	--	-47%
Mortgage loan production	720,472	461,317	259,155	56%
Average deposits per branch	59,271	49,849	9,422	19%

Per Share Data:
Basic earnings per share	$(0.08)	$0.30	(0.38)	125%
Diluted earnings per share	$(0.08)	$0.30	(0.38)	125%
Book value per share	$(0.67)	$(0.91)	0.23	26%
Number of shares outstanding	19,705,896	18,860,482	845,414	4%
Average basic number of shares	19,552,065	18,860,482	691,583	4%
Average diluted number of shares	19,552,065	18,860,482	691,583	4%

Summary of Financial Condition:
At Period End:
Assets	$1,216,090	$1,222,091	(6,001)	0%
Investment Securities	82,044	40,537	41,507	102%
Loans	582,120	660,795	(78,675)	-12%
Deposits	1,126,147	1,046,824	79,323	8%
Borrowings	93,799	173,397	(79,598)	-46%
Stockholders' equity	(13,261)	(17,120)	3,859	23%

Average for the period:
Assets	$1,267,576	$1,175,531	92,045	8%
Investment Securities	63,083	31,149	31,934	103%
Loans	589,530	668,996	(79,466)	-12%
Deposits	1,165,548	1,007,608	157,940	16%
Borrowings	96,430	173,184	(76,754)	-44%
Stockholders' equity	(9,095)	(19,865)	10,770	-54%

Capital Ratios at period end: First Mariner Bank
Leverage	3.8%	3.7%	--	3%
Tier 1 Capital to risk weighted assets	6.6%	5.1%	--	29%
Total Capital to risk weighted assets	7.8%	6.3%	--	24%

Asset Quality Statistics and Ratios:
Net charge offs / (Recoveries)	1,349	(429)	1,778	-414%
Non-performing assets	36,946	55,699	(18,753)	-34%
Loans past due 90 days or more and accruing	89	-	89	0
Annualized net chargeoffs to average loans	0.92%	-0.26%	--	-457%
Non-performing assets to total assets	3.04%	4.56%	--	-33%
90 Days or more delinquent loans to total loans	0.02%	0.00%	--	0
Allowance for loan losses to total loans	1.70%	2.05%	--	-17%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the six months ended June 30,
	2013	2012	$ Change	% Change
Summary of Earnings:
Net interest income	$13,537	$14,912	$(1,375)	-9%
Provision for loan losses	1,300	572	728	127%
Noninterest income	21,912	23,214	(1,302)	-6%
Noninterest expense	37,902	30,267	7,635	25%
Net income/(loss) before income taxes	(3,753)	7,287	(11,040)	-152%
Income tax expense/(benefit)	1	(205)	206	-100%
Net income/(loss)	(3,754)	7,492	(11,246)	-150%

Profitability and Productivity:
Net interest margin	2.77%	3.11%	--	-11%
Net overhead ratio	2.47%	1.21%	--	104%
Efficiency ratio	106.92%	79.39%	--	35%
Mortgage loan production	2,516,461	1,098,513	1,417,948	129%
Average deposits per branch	59,271	49,849	9,422	19%

Per Share Data:
Basic earnings per share	$(0.20)	$0.40	(0.59)	-149%
Diluted earnings per share	$(0.20)	$0.40	(0.59)	-149%
Book value per share	$(0.67)	$(0.91)	0.23	-26%
Number of shares outstanding	19,705,896	18,860,482	845,414	4%
Average basic number of shares	19,206,274	18,860,482	345,792	2%
Average diluted number of shares	19,206,274	18,860,482	345,792	2%

Summary of Financial Condition:
At Period End:
Assets	$1,216,090	$1,222,091	(6,001)	0%
Investment Securities	82,044	40,537	41,507	102%
Loans	582,120	660,795	(78,675)	-12%
Deposits	1,126,147	1,046,824	79,323	8%
Borrowings	93,799	173,397	(79,598)	-46%
Stockholders' equity	(13,261)	(17,120)	3,859	-23%

Average for the period:
Assets	$1,304,635	$1,176,345	128,290	11%
Investment Securities	59,008	26,965	32,043	119%
Loans	598,254	683,136	(84,882)	-12%
Deposits	1,180,326	1,010,148	170,178	17%
Borrowings	118,419	174,109	(55,690)	-32%
Stockholders' equity	(8,410)	(22,202)	13,792	-62%

Capital Ratios at period end: First Mariner Bank
Leverage	3.8%	3.7%	--	3%
Tier 1 Capital to risk weighted assets	6.6%	5.1%	--	29%
Total Capital to risk weighted assets	7.8%	6.3%	--	24%

Asset Quality Statistics and Ratios:
Net Chargeoffs	2,858	851	2,007	236%
Non-performing assets	36,946	55,699	(18,753)	-34%
Loans past due 90 days or more and accruing	89	--	89	0%
Annualized net chargeoffs to average loans	0.96%	0.25%	--	283%
Non-performing assets to total assets	3.04%	4.56%	--	-33%
90 Days or more delinquent loans to total loans	0.02%	0.00%	--	0%
Allowance for loan losses to total loans	1.70%	2.05%	--	-17%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of June 30,
	2013	2012	$ Change	% Change
Assets:
Cash and due from banks	$244,533	$122,161	122,372	100%
Interest-bearing deposits	29,672	29,231	441	2%
Available-for-sale investment securities, at fair value	82,044	40,537	41,507	102%
Loans held for sale	177,508	247,118	(69,610)	-28%
Loans receivable	582,120	660,795	(78,675)	-12%
Allowance for loan losses	(9,876)	(13,522)	3,646	-27%
Loans, net	572,244	647,273	(75,029)	-12%
Real estate acquired through foreclosure	9,851	22,433	(12,582)	-56%
Restricted stock investments, at cost	3,517	6,886	(3,369)	-49%
Premises and equipment, net	38,453	37,652	801	2%
Accrued interest receivable	3,009	3,677	(668)	-18%
Bank owned life insurance	39,112	38,058	1,054	3%
Prepaid expenses and other assets	16,147	27,065	(10,918)	-40%
Total Assets	$1,216,090	$1,222,091	(6,001)	0%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$1,126,147	$1,046,824	79,323	8%
Borrowings	41,731	121,329	(79,598)	-66%
Junior subordinated deferrable interest debentures	52,068	52,068	--	0%
Accrued expenses and other liabilities	9,405	18,990	(9,585)	-50%
Total Liabilities	1,229,351	1,239,211	(9,860)	-1%

Stockholders' Equity
Common Stock	981	939	42	4%
Additional paid-in-capital	80,256	80,014	242	0%
Retained Deficit	(91,091)	(95,962)	4,871	5%
Accumulated other comprehensive loss	(3,407)	(2,111)	(1,296)	-61%
Total Stockholders' Equity	(13,261)	(17,120)	3,859	23%
Total Liabilities and Stockholders' Equity	$1,216,090	$1,222,091	(6,001)	0%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the six months
	ended June 30,		ended June 30,
	2013	2012	2013	2012
Interest Income:
Loans	$9,469	$10,795	$20,262	$22,077
Investments and interest-bearing deposits	453	375	793	711
Total Interest Income	9,922	11,170	21,055	22,788

Interest Expense:
Deposits	2,772	2,871	5,725	5,959
Borrowings	758	952	1,793	1,917
Total Interest Expense	3,530	3,823	7,518	7,876

Net Interest Income Before Provision for Loan Losses	6,392	7,347	13,537	14,912

Provision for Loan Losses	--	(428)	1,300	572

Net Interest Income After Provision for Loan Losses	6,392	7,775	12,237	14,340

Noninterest Income:
Total other-than-temporary impairment ("OTTI") charges	--	43	--	81
Less: Portion included in other comprehensive income	--	(43)	--	(541)
Net OTTI charges on securities available for sale	--	--	--	(460)
Mortgage banking revenue	5,366	11,117	15,155	20,066
ATM Fees	623	701	1,139	1,418
Service fees on deposits	701	623	1,327	1,304
Gain on sale of securities available for sale	2,906	--	2,937	--
Gain / (loss) on sale of assets	--	(230)	--	(322)
Commissions on sales of nondeposit investment products	114	87	159	149
Income from bank owned life insurance	252	287	511	580
Other	343	249	684	479
Total Noninterest Income	10,305	12,834	21,912	23,214

Noninterest Expense:
Salaries and employee benefits	6,425	5,552	13,305	11,331
Occupancy	1,968	2,286	4,258	4,508
Furniture, fixtures and equipment	396	324	785	686
Professional services	1,910	739	2,717	1,112
Advertising and marketing	591	790	1,033	978
Data processing	418	402	621	834
ATM servicing expenses	92	226	197	453
Costs of other real estate owned	1,012	940	3,697	2,214
FDIC insurance premiums	1,128	1,074	2,338	2,122
Service and maintenance	791	564	1,507	1,155
Corporate insurance	786	402	1,580	876
Consulting fees	417	316	829	924
Postage	943	422	1,994	681
Loan collection expenses	32	138	361	189
Other	1,271	762	2,680	2,204
Total Noninterest Expense	18,180	14,937	37,902	30,267

Net income/(loss) before income taxes	(1,483)	5,672	(3,753)	7,287
Income tax expense/(benefit)	1	--	1	(205)

Net (loss)/income	$(1,484)	$5,672	$(3,754)	$7,492

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended June 30,
	2013		2012
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$48,906	5.31%	$51,706	4.94%
Commercial Mortgages	252,712	5.89%	306,197	5.82%
Commercial Construction	48,146	5.49%	53,150	5.38%
Consumer Residential Construction	18,545	5.57%	16,682	3.74%
Residential Mortgages	108,322	5.67%	115,855	5.22%
Consumer	112,899	4.79%	125,406	4.28%
Total Loans	589,530	5.55%	668,996	5.27%

Loans held for sale	186,031	2.66%	205,126	3.74%
Trading and available for sale securities, at fair value	63,083	1.45%	31,149	3.92%
Interest bearing deposits	32,901	2.36%	34,589	0.80%
Restricted stock investments, at cost	3,517	3.39%	6,967	0.00%

Total earning assets	875,062	4.51%	946,827	4.69%

Allowance for loan losses	(11,190)		(13,741)
Cash and other non earning assets	403,704		242,445

Total Assets	$1,267,576		$1,175,531

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	5,015	0.32%	5,910	0.97%
Savings deposits	64,752	0.18%	59,421	0.20%
Money market deposits	166,234	0.40%	135,487	0.54%
Time deposits	825,222	1.25%	705,072	1.51%
Total interest bearing deposits	1,061,223	1.05%	905,890	1.27%

Borrowings	96,430	3.15%	173,184	2.21%

Total interest bearing liabilities	1,157,653	1.22%	1,079,074	1.42%

Noninterest bearing demand deposits	104,325		101,718
Other liabilities	14,693		14,604
Stockholders' Equity	(9,095)		(19,865)

Total Liabilities and Stockholders' Equity	$1,267,576		$1,175,531

Net Interest Spread		3.29%		3.27%

Net Interest Margin		2.89%		3.07%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the six months ended June 30,
	2013		2012
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$47,782	5.27%	$53,058	5.06%
Commercial Mortgages	258,063	5.55%	312,870	5.81%
Commercial Construction	48,917	5.45%	54,166	5.58%
Consumer Residential Construction	18,859	5.04%	16,380	4.14%
Residential Mortgages	109,420	5.19%	118,657	5.56%
Consumer	115,213	4.67%	128,005	4.34%
Total Loans	598,254	5.27%	683,136	5.37%

Loans held for sale	279,446	3.19%	191,416	3.76%
Trading and available for sale securities, at fair value	59,008	1.52%	26,965	4.33%
Interest bearing deposits	27,529	1.99%	40,904	0.62%
Restricted stock investments, at cost	4,425	3.14%	7,064	0.00%

Total earning assets	968,662	4.34%	949,485	4.77%

Allowance for loan losses	(11,496)		(13,898)
Cash and other non earning assets	347,469		240,758

Total Assets	$1,304,635		$1,176,345

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	4,810	0.17%	5,822	0.98%
Savings deposits	63,450	0.18%	58,251	0.19%
Money market deposits	163,543	0.50%	131,383	0.52%
Time deposits	843,197	1.26%	712,471	1.56%
Total interest bearing deposits	1,075,000	1.07%	907,927	1.32%

Borrowings	118,419	3.05%	174,109	2.21%

Total interest bearing liabilities	1,193,419	1.27%	1,082,036	1.46%

Noninterest bearing demand deposits	105,326		102,221
Other liabilities	14,300		14,290
Stockholders' Equity	(8,410)		(22,202)

Total Liabilities and Stockholders' Equity	$1,304,635		$1,176,345

Net Interest Spread		3.07%		3.31%

Net Interest Margin		2.77%		3.11%